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                                                                  EXHIBIT 11
                           WPS RESOURCES CORPORATION

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INFORMATION WITH RESPECT TO THE COMPUTATION
OF EARNINGS PER SHARE OF COMMON STOCK                 Three Months Ended
(Thousands)                                                March 31
                                                      1997          1996
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
Shares of common stock at beginning of period          23,883        23,897
Shares of common stock purchased for deferred compensation trust -

     Date of Deferred               Number
Compensation Trust Purchase       of Shares
---------------------------       ---------

January 20, 1997                    2,190                   2
February 20, 1997                   1,384                   1
March 20, 1997                      1,930                   2
January 22, 1996                      469                                 1
February 20, 1996                   1,027                                 1
March 21, 1996                      1,132                                 1
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Shares of common stock at end of period                23,878        23,894
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Computation of daily weighted average
  shares:

Shares of common stock at
  beginning of period -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
March 31, 1997           19      23,882,741           453,772             -
March 31, 1996           21      23,896,962                 -       501,836


Shares of common stock after
  purchase for deferred compensation trust -

                      Number       Number
                        of           of
                       Days        Shares
                      ------       ------
March 31, 1997          31       23,880,551           740,297             -
March 31, 1997          28       23,879,167           668,617             -
March 31, 1997          12       23,877,237           286,527             -
March 31, 1996          29       23,896,493                 -       692,998
March 31, 1996          10       23,895,466                 -       238,955
March 31, 1996          20       23,895,467                 -       477,909
March 31, 1996          11       23,894,334                 -       262,838
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Total days - weighted                               2,149,213     2,174,536
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Average number of shares of common
  stock based on daily
  weighted average computations                        23,880        23,896
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Earnings on common stock, as set forth
  in statements of income                             $18,235       $23,520
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Earnings per share of common stock based on
  weighted average shares                               $0.76         $0.98
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